EXHIBIT 99.05

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2008

MOUNTAIN 1ST BANK & TRUST COMPANY

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	57763	20-1062814
(State or other jurisdiction of incorporation)	(FDIC Ins. Cert. Number)	(IRS Employer Identification No.)

101 Jack Street Hendersonville, North Carolina	28792
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (828) 697-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On February 5, 2008, we announced the financial condition and results of operations at, and for the year end, December 31, 2007. A copy of our press release is being furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Exhibit Description
99.1	Copy of the Bank’s press release dated February 5, 2008.

Disclosures about Forward Looking Statements

Statements in this report and exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in our Annual Report on Form 10-KSB and in other documents filed by us with the Federal Deposit Insurance Corporation from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of our customers, actions of government regulators, the level of market interest rates, weather and similar conditions, the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking market, the level of market interest rates, change in general economic conditions and the real estate market in our banking market, and other developments or changes in our business that we do not expect. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Mountain 1st Bank & Trust Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOUNTAIN 1ST BANK & TRUST COMPANY
(Registrant)

Date: February 6, 2008	By:	/s/ Gregory L. Gibson
Gregory L. Gibson
Chief Executive Officer

Exhibit 99.1

News Release

Date:	Tuesday, February 5, 2008

Contact:	Greg Gibson, Chief Executive Officer (828) 243-5175

Release Date:	For Immediate Release

Mountain 1st Bank Reports Record Earnings

HENDERSONVILLE, N.C. / February 5 / PRNewswire / Mountain 1st Bank & Trust Company (OTCBB: MOBT) reported record earnings for 2007. For the year ended December 31, 2007, the Bank reported net income of $3.5 million or $0.71 per basic share and $0.66 per diluted share. This represents an increase of $760 thousand or 27.3% as compared with $2.8 million or $0.56 per basic share and $0.51 per diluted share reported during the same period in 2006. Pre-provision, pre-tax income, a non-GAAP measure the Bank uses to provide a more representative comparison of operational performance for the Bank increased as well, by $2.46 million or 36.8% to $9.1 million as compared with $6.7 million during 2006. Pre-provision, pre-tax income for 2007 totaled $9.1 million with provision for loan losses amounting to $3.4 million while income tax expense totaled $2.2 million resulting in earnings of $3.5 million. For the same period in 2006, pre-tax, pre-provision income totaled $6.7 million with provision for loan losses totaling $2.4 million and income tax expense amounting to $1.5 million resulting in earnings of $2.8 million.

For the quarter ended December 31, 2007, earnings increased $261 thousand or 50.5% to $778 thousand or $0.16 per basic share and $0.15 per diluted share as compared with $517 thousand or $0.10 per basic share and $0.09 per diluted share for the comparable period in 2006. Pre-provision, pre-tax income totaled $2.2 million representing an increase of $588 thousand or 36.4% as compared with $1.6 million for the fourth quarter of 2006. Provision for loan losses for the fourth quarter of 2007 totaled $1.0 million and tax expense amounted to $390 thousand resulting in net income of $778 thousand. For the comparable period in 2006, provision for loan losses was $655 thousand and tax expense totaled $443 thousand resulting in net income of $517 thousand.

At December 31, 2007, the Bank’s assets increased to $606.5 million from $476.4 million at December 31, 2006, representing an increase of $130.0 million or 27.3%. Loans and deposits continued to increase totaling $521.9 million and $529.1 million, respectively at December 31, 2007. This compares with $379.2 million and $424.5 million, respectively at December 31, 2006, representing increases of $142.7 million or 37.6% and $104.6 million or 24.7%, respectively.

Greg Gibson, CEO stated, “With all the turmoil and bad news in the banking sector, we are extremely pleased to be able to report record earnings for Mountain 1st Bank. During 2007, the Bank continued to grow both assets and earnings at an accelerated rate while maintaining good asset quality. We believe that we made a great deal of progress in 2007 toward our goal of being the premier commercial bank in western North Carolina. We welcome the challenges and opportunities of the new year and are looking forward to them with a great deal of excitement.”

This Press Release and its exhibits contain statements relating to our financial condition, results of operations, plans, strategies, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” “opportunity,” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other reports we file with the Federal Deposit Insurance Corporation from time to time. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of our customers; (b) customer acceptance of our services, products and fee structure; (c) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against larger financial institutions in our banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect our business; (e) our ability to manage our growth and to underwrite increasing volumes of loans; (f) the impact on our profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce our net interest margin and/or the volumes and values of loans we make and securities we hold; (h) weather and similar conditions that affect our customers in the markets we serve; (i) changes in general economic or business conditions and the real estate market in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and (j) other developments or changes in our business that we do not expect. Although our management believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

About Mountain 1st Bank

Established in mid 2004 and headquartered in Hendersonville, NC, Mountain 1st Bank and Trust is one of the fastest growing and most successful de novo community banks in the southeast. With over $600 million in assets, Mountain 1st Bank and Trust’s more than 155 employees serve eight counties in western North Carolina through fourteen full service branches. Mountain 1st Bank and Trust is one of the few publicly traded companies headquartered in western North Carolina (OTCBB: MOBT). For more information, visit www.mountain1st.com.

101 Jack Street · Hendersonville · North Carolina · 28792

828-697-3100    Fax: 828-693-5008

Mountain 1st Bank & Trust Company Selected Financial Highlights

	For the Year Ended December 31,
	2007	2006	Amount Increase/ (Decrease)	Percent Increase/ (Decrease)
	(unaudited)	(audited)
	(dollars in thousands except share and per share data)	(dollars in thousands except share and per share data)
Selected Income Statement Data and Ratios
Net interest income	$21,065	$15,859	$5,206	32.83%
Provision for loan losses	3,390	2,396	994	41.49%
Noninterest income	4,294	3,505	789	22.51%
Noninterest expense	16,211	12,679	3,532	27.86%

Income before income taxes	5,758	4,289	1,469	34.25%
Income tax expense	2,218	1,509	709	46.98%

Net income	$3,540	$2,780	$760	27.34%

Net interest margin	4.00%	4.02%	-0.02%	-0.50%
Return on average assets	0.65%	0.68%	-0.03%	-4.55%
Return on average equity	7.85%	6.67%	1.18%	17.69%
Efficiency ratio	63.93%	65.48%	-1.55%	-2.37%
Net charge-offs to average total loans, excluding held for sale	0.36%	0.09%	0.26%	286.66%
Nonperforming assets to period end loans, excluding held for sale	0.26%	0.16%	0.10%	62.50%
Net income (loss) per share:
Basic (1)	$0.71	$0.56	$0.15	26.72%
Diluted (1)	$0.66	$0.51	$0.15	28.98%
Weighted average shares outstanding:
Basic (1)	4,988,604	4,977,795	10,809	0.22%
Diluted (1)	5,381,687	5,442,835	(61,148)	-1.12%

(1)	All share and per share amounts have been adjusted for stock splits

	For Three Months Ended December 31,
	2007	2006	Amount Increase/ (Decrease)	Percent Increase/ (Decrease)
	(unaudited)	(audited)
	(dollars in thousands except share and per share data)	(dollars in thousands except share and per share data)
Income Statement Data
Net interest income	$5,614	$4,440	$1,174	26.44%
Provision for loan losses	1,035	655	380	58.02%
Noninterest income	1,016	1,084	(68)	-6.27%
Noninterest expense	4,427	3,909	518	13.25%

Income before income taxes	1,168	960	208	21.67%
Income tax expense	390	443	(53)	-11.96%

Net income	$778	$517	$261	50.48%

Net income (loss) per share:
Basic (1)	$0.16	$0.10	$0.05	50.11%
Diluted (1)	$0.15	$0.09	$0.05	55.04%
Weighted average shares outstanding:
Basic (1)	4,997,027	4,984,529	12,498	0.25%
Diluted (1)	5,291,732	5,451,906	(160,174)	-2.94%

101 Jack Street · Hendersonville · North Carolina · 28792

828-697-3100    Fax: 828-693-5008

	As of December 31,
	2007	2006
	(unaudited)	(audited)
	(dollars in thousands except per share data)	(dollars in thousands except per share data)
Selected Balance Sheet Data
Total assets	$606,491	$476,414	$130,077	27.30%
Loans, including loans held for sale	521,943	379,198	142,745	37.64%
Allowance for loan losses	7,571	5,765	1,806	31.33%
Deposits	529,105	424,482	104,623	24.65%
Federal funds purchased and securities sold under agreements to repurchase	9,458	4,131	5,327	128.95%

Borrowings	15,000	—	15,000	n/a
Shareholders’ equity	46,212	42,995	3,217	7.48%
Book value per share	$9.25	$8.63	$0.62	7.18%

SOURCE: Mountain 1st Bank & Trust Company

+++End of Release+++

101 Jack Street · Hendersonville · North Carolina · 28792

828-697-3100    Fax: 828-693-5008